FORM N-SAR
Exhibits 77Q1(g)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 06/30/2011

AGREEMENT AND PLAN OF REORGANIZATION

The Board of Trustees of MainStay VP Funds Trust, a Delaware statutory trust, and the Board of Directors of MainStay VP Series Fund, Inc., a Maryland corporation (collectively, the “Boards”), deem it advisable that each series of MainStay VP Funds Trust listed on Schedule A (each an “Acquiring Portfolio”), and each corresponding series of MainStay VP Series Fund, Inc. listed on Schedule A (each an “Acquired Portfolio”), engage in the reorganizations described below.

This agreement is intended to be and is adopted as a plan of reorganization and liquidation (the “Plan”) within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The reorganization and liquidation will consist of the transfer of all of the assets of each Acquired Portfolio to the corresponding Acquiring Portfolio in exchange solely for (as applicable) Initial and Service Class shares of beneficial interest of the Acquiring Portfolio (“Acquiring Portfolio Shares”), the assumption by the Acquiring Portfolio of all liabilities of the Acquired Portfolio, and the distribution of the Acquiring Portfolio Shares to the shareholders of the Acquired Portfolio in complete liquidation of the Acquired Portfolio, as provided herein (“Reorganization”), all upon the terms and conditions hereinafter set forth in this Plan.

WHEREAS, each Acquired Portfolio and Acquiring Portfolio is a series of an open-end, registered investment company of the management type and each Acquired Portfolio owns securities that generally are assets of the character in which the corresponding Acquiring Portfolio is permitted to invest;

WHEREAS, the Board of Trustees of MainStay VP Funds Trust has determined, with respect to each Acquiring Portfolio, that the exchange of all of the assets of the corresponding Acquired Portfolio for Acquiring Portfolio Shares and the assumption of all liabilities of the Acquired Portfolio by the Acquiring Portfolio is in the best interests of such Acquiring Portfolio and its shareholders and that the interests of the existing shareholders of the Acquiring Portfolio would not be diluted as a result of this transaction; and

WHEREAS, the Board of Directors of MainStay VP Series Fund, Inc. has determined, with respect to each Acquired Portfolio, that the exchange of all of the assets of the Acquired Portfolio for Acquiring Portfolio Shares and the assumption of all liabilities of the Acquired Portfolio by the corresponding Acquiring Portfolio is in the best interests of the Acquired Portfolio and its shareholders and that the interests of the existing shareholders of the Acquired Portfolio would not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.
Transfer of Assets of each Acquired Portfolio to the corresponding Acquiring Portfolio in Exchange for Acquiring Portfolio Shares, the Assumption of all of the Acquired Portfolio’s Liabilities and the Liquidation of the Acquired Portfolio

1.1           Subject to the requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, each Acquired Portfolio agrees to transfer all of its respective assets, as set forth in paragraph 1.2, to the corresponding Acquiring Portfolio, and the Acquiring Portfolio agrees in exchange therefor: (i) to deliver to the Acquired Portfolio the number of full and fractional Initial and Service Class Acquiring Portfolio Shares (as applicable), determined by dividing the value of the Acquired Portfolio’s net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Portfolio Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Portfolio, as set forth in paragraph 1.3.  Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (“Closing Date”).

1.2           The assets of each Acquired Portfolio to be acquired by the corresponding Acquiring Portfolio shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Portfolio and any deferred or prepaid expenses shown as an asset on the books of the Acquired Portfolio on the Closing Date (collectively, “Assets”).

1.3           Each Acquired Portfolio will endeavor to discharge all of its liabilities and obligations prior to the Closing Date.  Each Acquiring Portfolio shall also assume all of the liabilities of the corresponding Acquired Portfolio, whether accrued or contingent, known or unknown, existing at the Valuation Date as defined in paragraph 2.1 (collectively, “Liabilities”).

1.4           Immediately after the transfer of assets provided for in paragraph 1.1, each Acquired Portfolio will distribute to its respective shareholders of record with respect to each class of shares, determined as of immediately after the close of business on the Closing Date (“Acquired Portfolio Shareholders”), on a pro rata basis within that class, the Acquiring Portfolio Shares of the corresponding class received by the Acquired Portfolio pursuant to paragraph 1.1, and will completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Portfolio’s shares, by the transfer of the Acquiring Portfolio Shares then credited to the account of the Acquired Portfolio on the books of the Acquiring Portfolio to open accounts on the share records of the Acquiring Portfolio in the names of the Acquired Portfolio Shareholders.  The aggregate net asset value of Initial and Service Class Acquiring Portfolio Shares (as applicable), to be so credited to Initial and Service Class Acquired Portfolio Shareholders, respectively, shall, with respect to each class, be equal to the aggregate net asset value of the shares of common stock of the Acquired Portfolio (“Acquired Portfolio Shares”) of the corresponding class owned by Acquired Portfolio Shareholders on the Closing Date.  All issued and outstanding shares of the Acquired Portfolios will simultaneously be redeemed and canceled on the books of the Acquired Portfolios, although any share certificates representing interests in Initial and Service Class shares of the Acquired Portfolios will represent a number of the corresponding class of Acquiring Portfolio Shares after the Closing Date, as determined in accordance with paragraph 2.3.  The Acquiring Portfolios shall not issue certificates representing the Initial and Service Class Acquiring Portfolio Shares in connection with such exchange.

1.5           Ownership of Acquiring Portfolio Shares will be shown on the books of the Acquiring Portfolios maintained by NYLIAC, as defined in paragraph 3.3.  Shares of each Acquiring Portfolio will be issued in the manner described in the Acquiring Portfolio’s current prospectus.

1.6           Any reporting responsibility of the Acquired Portfolios, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (“SEC”), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Portfolios up to and including the Closing Date.

2.           Valuation

2.1           The value of the Assets shall be the value of such Assets computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the then-current prospectuses and statements of additional information with respect to the Acquired Portfolios, and valuation procedures established by the Acquired Portfolios’ Board of Directors.

2.2           The net asset value of an Acquiring Portfolio Share shall be the net asset value per share computed with respect to that class as of the Valuation Date, using the valuation procedures set forth in the Acquiring Portfolios’ then-current prospectuses and statements of additional information, each as may be supplemented, and valuation procedures established by the Acquiring Portfolios’ Board.

2.3           The number of the Initial and Service Class Acquiring Portfolio Shares (as applicable), to be issued (including fractional shares, if any) in exchange for each Acquired Portfolio’s Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to the Initial and Service Class Acquired Portfolio Shares, as the case may be, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Portfolio Share of the same class, determined in accordance with paragraph 2.2.

2.4           All computations of value shall be made by New York Life Investment Management LLC (“New York Life Investments”), in its capacity as administrator for the Acquired Portfolios and the Acquiring Portfolios, and shall be subject to confirmation by each Portfolio’s record keeping agent and by each Portfolio’s independent accountants.

3.           Closing and Closing Date

3.1           The Closing Date shall be April 29, 2011, or such other date as the parties may agree.  All acts taking place at the closing of the transactions provided for in this Plan (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m. Eastern time.  The Closing shall be held at the offices of the Portfolios or at such other time and/or place as the parties may agree.

3.2           MainStay VP Series Fund, Inc. shall direct State Street Bank and Trust Company as custodian for the Acquired Portfolios (“Custodian”), to deliver, at the Closing, a certificate of an authorized officer stating that the Assets of each Acquired Portfolio shall have been delivered in proper form to the corresponding Acquiring Portfolio within two business days prior to or on the Closing Date.  The Acquired Portfolios’ portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Portfolios, which Custodian also serves as the custodian for the Acquiring Portfolio.  Such presentation shall be made for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Portfolios as of the Closing Date for the accounts of the respective Acquiring Portfolios duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Acquiring Portfolios as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (“1940 Act”), in which the Acquired Portfolios’ Assets are deposited, the Acquired Portfolios’ Assets deposited with such depositories.  The cash to be transferred by the Acquired Portfolios shall be delivered by wire transfer of Federal funds on the Closing Date.

3.3           MainStay VP Series Fund, Inc. shall direct New York Life Insurance and Annuity Corporation (“NYLIAC”), in its capacity as agent for the Acquired Portfolios, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Portfolio Shareholders and the number and percentage ownership of outstanding Initial and Service Class shares owned by each such shareholder immediately prior to the Closing.  The Acquiring Portfolios shall issue and deliver to the Secretary of the Acquired Portfolios prior to the Closing Date a confirmation evidencing that the appropriate number of Acquiring Portfolio Shares will be credited to the respective Acquired Portfolios on the Closing Date, or provide other evidence satisfactory to the Acquired Portfolios as of the Closing Date that such Acquiring Portfolio Shares have been credited to the Acquired Portfolios’ accounts on the books of the Acquiring Portfolios.  At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.4           In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Portfolios or the Acquired Portfolios (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Boards, accurate appraisal of the value of the net assets of the Acquired Portfolios or the Acquiring Portfolios is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.5           Prior to Closing, with respect to each Acquiring Portfolio, MainStay VP Funds Trust shall have authorized the issuance of and shall have issued an Acquiring Portfolio Share to New York Life Investments in consideration of the payment of the offering price of such Acquiring Portfolio Share, as determined by MainStay VP Funds Trust’s Board, for the purpose of enabling New York Life Investments (a) to vote to approve (i) the investment management agreement and any investment subadvisory agreement applicable to such Acquiring Portfolio, (ii) approve any plan adopted by an Acquiring Portfolio pursuant to Rule 12b-1 under the 1940 Act;  and (iii) to  approve the operations of the corresponding Acquiring Portfolio in accordance with the terms and conditions of the Portfolios’ “manager of managers” exemptive order received from the SEC; and (b) take such other steps related to the inception of operations of such Acquiring Portfolio as deemed necessary or appropriate by the Board of MainStay VP Funds Trust. At the effective time of Closing, the Acquiring Portfolio Share issued pursuant to this paragraph 3.5 shall be redeemed by the Acquiring Portfolio at the offering price of an Acquiring Portfolio Share.

4.           Representations and Warranties

4.1                Except as has been fully disclosed to the Acquiring Portfolios in a written instrument executed by an officer of MainStay VP Series Fund, Inc., MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, represents and warrants to the Acquiring Portfolios, as follows:

(a)
The Acquired Portfolios are each duly organized as a series of MainStay VP Series Fund, Inc., which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under MainStay VP Series Fund, Inc.’s Articles of Incorporation and By-Laws, as amended from time to time, to own all of its Assets and to carry on its business as it is now being conducted; and

(b)
As of the day immediately prior to the Closing Date, MainStay VP Series Fund, Inc. was a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act, and the registration of Initial and Service Class Acquired Portfolio Shares under the Securities Act of 1933, as amended (“1933 Act”), was in full force and effect;

(c)
No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Portfolios of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), and the 1940 Act, and such as may be required by state securities laws;

(d)
The current prospectus and statement of additional information of the Acquired Portfolios and each prospectus and statement of additional information of the Acquired Portfolios used at all times prior to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)
On the Closing Date, MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Portfolios;

(f)
MainStay VP Series Fund, Inc. is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of its Articles of Incorporation or By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, is a party or by which it is bound;

(g)
All material contracts or other commitments of the Acquired Portfolios (other than this Plan and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Acquired Portfolios on or prior to the Closing Date;

(h)
Except as otherwise disclosed in writing to and accepted by MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against any Acquired Portfolio or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i)
The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Portfolios dated December 31, 2010 have been audited by PricewaterhouseCoopers LLP, independent accountants, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Portfolios) present fairly, in all material respects, the financial condition of the Acquired Portfolios as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Portfolios required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;

(j)
Since December 31, 2010, there has not been any material adverse change in any Acquired Portfolio’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Portfolio of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Portfolios.  For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Portfolio Shares due to declines in market values of securities held by an Acquired Portfolio, the discharge of an Acquired Portfolio’s liabilities, or the redemption of an Acquired Portfolio’s shares by shareholders of the Acquired Portfolio shall not constitute a material adverse change;

(k)
On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Portfolios required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Portfolios’ knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l)
For each taxable year of its operation, each Acquired Portfolio has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code, and has met the diversification and other requirements of Section 817(h) of the Code and Treasury Regulation Section 1.817-5 thereunder;

(m)
All issued and outstanding shares of the Acquired Portfolios are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by MainStay VP Series Fund, Inc. and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of the Acquired Portfolios will, at the time of Closing, be held by the persons and in the amounts set forth in the records of NYLIAC, on behalf of the Acquired Portfolios, as provided in paragraph 3.3.  The Acquired Portfolios do not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Portfolios, nor is there outstanding any security convertible into any of the Acquired Portfolios’ shares;

(n)
The execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Directors, on behalf of the Acquired Portfolios, and, this Plan will constitute a valid and binding obligation of MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles; and

(o)
The information to be furnished by the Acquired Portfolios for use in registration statements and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

4.2               Except as has been fully disclosed to the Acquired Portfolios in a written instrument executed by an officer of MainStay VP Funds Trust, MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, represents and warrants to the Acquired Portfolios, as follows:

(a)
The Acquiring Portfolios are each duly organized as series of MainStay VP Funds Trust, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power under its Declaration of Trust and By-Laws to own all of its properties and assets and to carry on its business as it is now being conducted;

(b)
MainStay VP Funds Trust is a registered investment company classified as a management company of the open-end type, and its registration with the SEC as an investment company under the 1940 Act and the registration of the Initial and Service Class Acquiring Portfolio Shares under the 1933 Act, is in full force and effect;

(c)
No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Portfolios of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)
The current prospectuses and statements of additional information of the Acquiring Portfolios and each prospectus and statement of additional information of the Acquiring Portfolios used at all times prior to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)
On the Closing Date, MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, will have good and marketable title to the Acquiring Portfolios’ assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Acquired Portfolios have received notice and necessary documentation at or prior to the Closing;

(f)
MainStay VP Funds Trust is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of its Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, is a party or by which it is bound;

(g)
Except as otherwise disclosed in writing to and accepted by MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the Acquiring Portfolios’ knowledge, threatened against any Acquiring Portfolio or any of its properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Portfolio’s financial condition or the conduct of its business.  MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Portfolios’ business or its ability to consummate the transactions herein contemplated;

(h)
Prior to the Closing Date, the Acquiring Portfolios will have carried on no business activity and will have had no assets or liabilities other than the payment received from New York Life Investments with respect to the initial Acquiring Portfolio Shares issued to New York Life Investments pursuant to paragraph 3.5 above.

(i)
The Acquiring Portfolios intend to meet the requirements of:  Subchapter M of the Code for qualification and treatment of each of the Acquiring Portfolios as a regulated investment company and shall not take any actions inconsistent with so qualifying as regulated investment companies under the Code in the future; Section 852 of the Code with respect to their Federal income tax; and the diversification and other requirements of Section 817(h) of the Code and Treasury Regulation Section 1.817-5 thereunder.

(j)
All issued and outstanding Acquiring Portfolio Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by MainStay VP Funds Trust and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  The Acquiring Portfolios do not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Portfolio Shares, nor is there outstanding any security convertible into any Acquiring Portfolio Shares;

(k)
The execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, and this Plan will constitute a valid and binding obligation of the Acquiring Portfolios, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(l)
The Initial and Service Class Acquiring Portfolio Shares to be issued and delivered to the Acquired Portfolio, for the account of the Acquired Portfolio Shareholders, pursuant to the terms of this Plan, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Portfolio Shares, and will be fully paid and non-assessable by the Acquiring Portfolio; and

(m)
The information to be furnished by the Acquiring Portfolio for use in the registration statements and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

5.           Covenants of the Acquiring Portfolios and the Acquired Portfolios

5.1           The Acquiring Portfolios and the Acquired Portfolios each will operate their business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2           The Acquired Portfolios covenant that the Initial and Service Class Acquiring Portfolio Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.

5.3           The Acquired Portfolios will assist the Acquiring Portfolios in obtaining such information as the Acquiring Portfolios reasonably request concerning the beneficial ownership of the Acquired Portfolios’ shares.

5.4           Subject to the provisions of this Plan, the Acquiring Portfolios and the Acquired Portfolios will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.

5.5           As soon as is reasonably practicable after the Closing, each Acquired Portfolio will make a liquidating distribution to its respective shareholders consisting of the Initial and Service Class Acquiring Portfolio Shares (as applicable) received at the Closing.

5.6           The Acquiring Portfolios and the Acquired Portfolios shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable.

5.7           MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, covenants that it will, from time to time, as and when reasonably requested by the Acquiring Portfolios, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, may reasonably deem necessary or desirable in order to vest in and confirm (a) each Acquired Portfolio’s title to and possession of the Acquiring Portfolio Shares to be delivered hereunder, and (b) each Acquiring Portfolio’s title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Plan.

5.8           The Acquiring Portfolios will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6.           Conditions Precedent to Obligations of the Acquired Portfolios

The obligations of MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, to consummate the transactions provided for herein shall be subject, at MainStay VP Series Fund, Inc.’s election, to the performance by MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1           All representations and warranties of MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

6.2           MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, shall have delivered to the Acquired Portfolios a certificate executed in the name of the Acquiring Portfolios by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to MainStay VP Series Fund, Inc., and dated as of the Closing Date, to the effect that the representations and warranties of MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as MainStay VP Series Fund, Inc. shall reasonably request;

6.3           MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, on or before the Closing Date; and

6.4           The Acquired Portfolios and the Acquiring Portfolios each shall have agreed on the number of full and fractional Initial and Service Class Acquiring Portfolio Shares (as applicable) to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7.           Conditions Precedent to Obligations of the Acquiring Portfolio

The obligations of MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, to complete the transactions provided for herein shall be subject, at MainStay VP Funds Trust’s election, to the performance by MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1           All representations and warranties of MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2           MainStay VP Series Fund, Inc. shall have delivered to the Acquiring Portfolios a statement of each Acquired Portfolio’s Assets and Liabilities, as of the Closing Date, certified by the Treasurer of MainStay VP Series Fund, Inc.;

7.3           MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, shall have delivered to the Acquiring Portfolios a certificate executed in the names of the Acquired Portfolios by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Portfolios and dated as of the Closing Date, to the effect that the representations and warranties of MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as MainStay VP Funds Trust shall reasonably request;

7.4           MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, on or before the Closing Date; and

7.5           The Acquired Portfolios and the Acquiring Portfolios each shall have agreed on the number of full and fractional Initial and Service Class Acquiring Portfolio Shares (as applicable) to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

8.	Further Conditions Precedent to Obligations of the Acquiring Portfolios and the Acquired Portfolios

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, or MainStay VP Funds Trust, on behalf of the Acquiring Portfolios, the other party to this Plan shall, at its option, not be required to consummate the transactions contemplated by this Plan:

8.1           On the Closing Date no action, suit or other proceeding shall be pending or, to MainStay VP Series Fund, Inc.’s or MainStay VP Funds Trust’s knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

8.2           All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by MainStay VP Series Fund, Inc. and MainStay VP Funds Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Portfolios or the Acquired Portfolios, provided that either party hereto may for itself waive any of such conditions; and

8.3           The parties shall have received the opinion of counsel to MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Plan shall constitute a tax-free reorganization for Federal income tax purposes.  The delivery of such opinion is conditioned upon receipt by counsel to MainStay VP Series Fund, Inc. of representations it shall request of MainStay VP Funds Trust.  Notwithstanding anything herein to the contrary, MainStay VP Series Fund, Inc. and MainStay VP Funds Trust, on behalf of either the Acquired Portfolio or the Acquiring Portfolio, respectively, may not waive the condition set forth in this paragraph 8.3.

8.4           The parties shall have received the opinion of Venable LLP, counsel to MainStay VP Series Fund, Inc., on behalf of the Acquired Portfolios, dated as of the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations:  (a) MainStay VP Series Fund, Inc. is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland; (b) the execution and delivery of the Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action of MainStay VP Series Fund, Inc., on behalf of each Acquired Portfolio, and no approval by the stockholders of MainStay VP Series Fund, Inc. is required in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby;  (c) the execution and delivery of the Agreement by MainStay VP Series Fund, Inc., on behalf of each Acquired Portfolio, did not, and the consummation by MainStay VP Series Fund, Inc. of the transactions contemplated thereby will not, violate any Maryland law, or the Charter or the Bylaws of MainStay VP Series Fund, Inc.; and (d) no consent, approval, authorization or order of any Maryland governmental authority is required to be made or obtained by the Company, on behalf of each Acquired Portfolio, in connection with (i) the execution and delivery of the Agreement by the Company, on behalf of each Acquired Portfolio, or (ii) the performance by the Company, on behalf of each Acquired Portfolio, of its obligations thereunder, except such as have been obtained or made.  Notwithstanding anything herein to the contrary, MainStay VP Series Fund, Inc. and MainStay VP Funds Trust, on behalf of either the Acquired Portfolios or the Acquiring Portfolios, respectively, may not waive the condition set forth in this paragraph 8.4.

9.           Indemnification

9.1           MainStay VP Funds Trust, out of an Acquiring Portfolio’s assets and property, agrees to indemnify and hold harmless the corresponding Acquired Portfolio from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Portfolio may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by such Acquiring Portfolio of any of its representations, warranties, covenants or agreements set forth in this Plan.

9.2           MainStay VP Series Fund, Inc., out of an Acquired Portfolio’s assets and property, agrees to indemnify and hold harmless the corresponding Acquiring Portfolio from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Portfolio may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by such Acquired Portfolio of any of its representations, warranties, covenants or agreements set forth in this Plan.

10.           Brokerage Fees and Expenses

10.1           The Acquiring Portfolios and the Acquired Portfolios represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein, other than any brokerage fees and expenses incurred in connection with the Reorganization.

10.2           The expenses relating to the proposed Reorganization will be borne by the Acquired Portfolios.  The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, legal fees, accounting fees and securities registration fees.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11.           Entire Agreement; Survival of Warranties

11.1           MainStay VP Funds Trust and MainStay VP Series Fund, Inc. agree that they have not made any representation, warranty or covenant, on behalf of either the Acquiring Portfolios or the Acquired Portfolios, respectively, not set forth herein and that this Plan constitutes the entire agreement between the parties.

11.2           The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing and the obligations of the Acquired Portfolios and Acquiring Portfolios in Sections 9.1 and 9.2 shall survive the Closing.

12.           Termination

This Plan may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Boards of MainStay VP Funds Trust and MainStay VP Series Fund, Inc., on behalf of any Acquiring Portfolio or Acquired Portfolio, respectively, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Boards, make proceeding with the Plan with respect to such Acquiring Portfolio or Acquired Portfolio inadvisable.

13.           Amendments

This Plan may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of MainStay VP Funds Trust and MainStay VP Series Fund, Inc., on behalf of either the Acquiring Portfolios or the Acquired Portfolios, respectively.

14.           Notices

Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed to the Funds, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, Attn: J. Kevin Gao, in each case with a copy to Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, Attn: Sander M. Bieber.

15.           Headings; Governing Law; Assignment; Limitation of Liability

15.1           The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

15.2           This Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

15.3           This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.  Except as expressly provided otherwise in this Plan, the parties hereto will bear the expenses relating to the Reorganization as set forth in Section 10.2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the 29th day of April, 2011.

MAINSTAY VP FUNDS TRUST On behalf of each Acquiring Portfolio listed on Schedule A:	MAINSTAY VP SERIES FUND, INC. On behalf of each Acquired Portfolio listed on Schedule A:

By: /s/ Stephen P. Fisher	By: /s/ Stephen P. Fisher
Name: Stephen P. Fisher Title: President	Name: Stephen P. Fisher Title: President

SCHEDULE A

Acquired Portfolios, each a series of MainStay VP Series Fund, Inc.	Acquiring Portfolios, each a series of MainStay VP Funds Trust
MainStay VP Balanced Portfolio	MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio	MainStay VP Bond Portfolio
MainStay VP Cash Management Portfolio	MainStay VP Cash Management Portfolio
MainStay VP Common Stock Portfolio	MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio	MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio	MainStay VP Convertible Portfolio
MainStay VP Flexible Bond Opportunities Portfolio	MainStay VP Flexible Bond Opportunities Portfolio
MainStay VP Floating Rate Portfolio	MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio	MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio	MainStay VP Growth Allocation Portfolio
MainStay VP Growth Equity Portfolio	MainStay VP Growth Equity Portfolio
MainStay VP High Yield Corporate Bond Portfolio	MainStay VP High Yield Corporate Bond Portfolio
MainStay VP ICAP Select Equity Portfolio	MainStay VP ICAP Select Equity Portfolio
MainStay VP Income Builder Portfolio	MainStay VP Income Builder Portfolio
MainStay VP International Equity Portfolio	MainStay VP International Equity Portfolio
MainStay VP Large Cap Growth Portfolio	MainStay VP Large Cap Growth Portfolio
MainStay VP Mid Cap Core Portfolio	MainStay VP Mid Cap Core Portfolio
MainStay VP Moderate Allocation Portfolio	MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio	MainStay VP Moderate Growth Allocation Portfolio
MainStay VP S&P 500 Index Portfolio	MainStay VP S&P 500 Index Portfolio
MainStay VP U.S. Small Cap Portfolio	MainStay VP U.S. Small Cap Portfolio